UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 25, 2024

Citius Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-38174	27-3425913
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11 Commerce Drive, 1st Floor, Cranford, NJ	07016
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (908) 967-6677

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	CTXR	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Employment Agreement Extension

As previously reported, effective May 1, 2022, the Board of Directors of the Citius Pharmaceuticals, Inc. (the “Company”) appointed Myron Holubiak as Executive Vice Chairman with responsibility for building the Company’s commercial team and guiding the anticipated product launches of the Company’s first commercial products. In connection with Mr. Holubiak’s appointment, the Company entered into an amended and restated employment agreement with Mr. Holubiak (the “Employment Agreement”). The term of the Employment Agreement was set to expire on October 31, 2024. On September 25, 2024, the Company extended the term of the Employment Agreement by another year to October 31, 2025.

Other than the extension of the term of Employment Agreement, all other terms of the Employment Agreement remain the same and are summarized in the Company’s Current Report on Form 8-K that was filed on April 13, 2022, and the full text of the Employment Agreement can be found as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, filed on May 12, 2022.

Warrant Extension

On September 25, 2024, the Board of Directors of the Company approved an extension by one year to September 27, 2025, for warrants to purchase an aggregate of 2,793,297 shares of common stock, $0.001 par value per share, with an exercise price of $0.77 per share of common stock (the “Investor Warrants”). The Investor Warrants are held by Leonard Mazur, the Company’s Chief Executive Officer and Chairman of the Board of Directors, and Myron Holubiak, the Company’s Executive Vice President and a member of the Board of Directors, and were originally issued in September 2019 in an underwritten at-the-market offering conducted by H. C. Wainwright & Co., LLC (“Wainwright”). Mr. Mazur and Mr. Holubiak participated in the offering on the same basis as all other investors. Additionally, 194,358 warrants with an exercise price of $1.11875 per share (the “Underwriter Warrants” and together with the Investor Warrants, the “Warrants”) issued in connection with the 2019 Offering were extended by one year to September 27, 2025. The Underwriter Warrants are held by certain representatives of Wainwright or their assignees. There are no other Warrants remaining outstanding from the 2019 Offering and if such Warrants were to be fully exercised, the Company would receive approximately $2.4 million in cash proceeds.

Except as set forth above, all other terms, conditions and rights of the Warrants remain in full force and effect, which were described in the Current Report on Form 8-K filed by the Company on September 27, 2019. The foregoing descriptions of the Investor Warrants and the Placement Agent Warrants are not complete and are qualified in their entirety by reference to Exhibits 4.15 and 4.17, respectively, of the Annual Report on Form 10-K for the year ended September 30, 2019, filed by the Company on December 16, 2019.

 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Citius Pharmaceuticals, Inc.

Date:	September 27, 2024	/s/ Leonard Mazur
Leonard Mazur
Chairman and Chief Executive Officer